As filed with the Securities and Exchange Commission on  November 4, 2004

                                              Registration No. 333-105564

                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549
                                                    AMENDMENT NO. 8
                                                               TO
                                                          FORM SB-2/A
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933


                                          PACIFIC LAND AND COFFEE CORPORATION
                    (Name of small business issuer as specified in its charter)

                  Delaware           5140                             33-0619256
          (State or Jurisdiction of      Primary SIC Code          (IRS Employer
       incorporation or organization)                      Identification No.)

          1650 Ala Moana, Suite 507               Dale G. Nielsen, President
           Honolulu, Hawaii 96815                     1650 Ala Moana, Suite 507
                    (808) 371-4266                      Honolulu, Hawaii 96815
                                                                 (808) 371-4266
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)(Name, address, including zip code, and telephone number,
                                   including area code, of agent for service

                                                       copy to:
                                                    Jehu Hand, Esq.
                                        Hand & Hand, a professional corporation
                                               24351 Pasto Road Suite B
                                             Dana Point, California 92629
                                                    (949) 489-2400
                                               facsimile (949) 489 0034

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                                                CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.....................3,000,000.............$...01.........$........30,000.....$......2.43

Total......................................3,000,000............................$........30,000.....$......2.43(2)



       (1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
       (2)  Filing fee of $2.43 paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                                                           PROSPECTUS

                                             PACIFIC LAND AND COFFEE CORPORATION
                                                3,000,000 Shares of Common Stock

      The 3,000,000 shares of common stock of Pacific Land and Coffee Corporation, a Delaware corporation ("Pacific Land and Coffee") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by Pacific Land and Coffee. Pacific Land and Coffee will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock. Certain of the selling stockholders which were promoters or affiliates of Pacific Land and Coffee are deemed underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks. See "Risk Factors" on page 3.

Offering Price(1)                                 Sales Commissions                   Total to Selling Stockholders

Per share         $.01                                   (2)                          $.01

Total             $30,000                                (2)                         $30,000


        (1) The Offering Price of $.01 was determined by negotiations between Pacific Land and Coffee Corporation and Jehu Hand, the principal selling stockholder.
        (2) Pacific Land and Coffee will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid.
                  There is no minimum amount of securities which may be sold.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.










                         The date of this  prospectus  is  November  __, 2004.

                                                       PROSPECTUS SUMMARY

      The following is intended to be a summary of the most important aspects of our business.

Pacific Land and Coffee


      Pacific Land and Coffee intends to distribute green and washed coffee beans, roasted coffee, related apparel and other coffee related products. The major portion of our business will consist of blending and roasting our own coffees, and market these primarily on a private label basis. We have recently subleased a roaster facility in Hawaii so that we can roast our own coffees. As of September 30, 2004 our only activities consists of selling a special roasted blend to one customer. Our first sales of this roasted blend occurred in the quarter ended September 30, 2003.


      We are a development stage company, have only recently commenced operations, and only have funds to carry out limited operations. We have entered into one arrangement to supply a special blend of roasted coffee to a Japanese customer based on purchase orders received from time to time. We have no written contract obligating this customer to make any future purchases. Our cumulative losses through March 31, 2004 were $2,371 We are newly organized. Pacific Land and Coffee does not intend to acquire any other business, whether or not in the coffee industry.

         On May 20, 2003, Back Channel Investments, Inc. acquired Pacific Land and Coffee Corporation, a Hawaii corporation pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated May 20, 2003. Back Channel acquired all of the outstanding shares of common stock of the Hawaii corporation, in exchange for 7,000,000 shares of Back Channel's common stock. Pursuant to the Agreement, the officer and director of Back Channel, Jehu Hand, resigned and was replaced by the officers and directors of the Hawaii corporation. The name of Back Channel was changed to Pacific Land and Coffee Corporation. The officers and directors of the Hawaii corporation believed that the transaction with Back Channel would enable the combined entity to become publicly traded and facilitate the raising of capital.

      Our address is 1650 Ala Moana, Suite 507, Honolulu, Hawaii 96815 and our telephone number is (808) 371-4266.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

         Securities Offered:.....................3,000,000 shares of common stock.

         Offering Price..........................$.01 per share for the duration of the offering.

         Offering Period:........................Until [12 months from effective date]

         Risk Factors                            The securities offered hereby
                                                 involve a high degree of risk
                                                 and immediate substantial
                                                 dilution and should not be
                                                 purchased by investors
                                                 who cannot afford the loss of
                                                 their entire investment.

Common Stock Outstanding(1) Before Offering:.....10,000,000(1) shares

Common Stock Outstanding After Offering:.........10,000,000(1) shares

(1) Based on shares outstanding as of June 30, 2004. This is an offering by selling stockholders only and no additional shares will be issued in connection with the offering.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.


We are still in the development stage and may never be successful.


         Pacific Land and Coffee's activities have been limited. We have only one customer to date, to whom the first orders were shipped in the quarter ended September, 2003. This one customer has been reordering every month since
 September 2003. Our cumulative losses since inception to June 30, 2004 are $3,574. There can be no assurance that Pacific Land and Coffee will be able to market its coffee and coffee related products, achieve a significant level of sales or attain profitability, although Pacific Land and Coffee can continue to exist indefinitely at its current level of sales. If we do not increase our level of sales or common stock will not attain any value in any market that might develop, and investors will not be able to realize any value from their ownership of shares. Likewise, in the event we lose our current customer and do not obtain any other customer, we will cease business operations. We have not formulated any contingency plans to take effect in the event our business operations cease, and if our operations cease investors will likewise not realize any value from their ownership of shares.





         We need funding to implement our business plan.

         Pacific Land and Coffee is in need of approximately $300,000 in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses. We have not identified any source for this required funding. If we do not receive funding we will not be able to market effectively to obtain new customers. If we do not obtain new customers, our sales will not increase. If our sales do not increase, our common stock will not attain any value in any market that might develop, and investors will not be able to realize any value from their ownership of shares.


The first $100,000 in funding will be used primarily for salaries.

         If we receive less than all of the $300,000 in funding we require, most of the first $100,000 we receive will be used for salaries of sales associates or sales representatives, but not for management. The remainder of the first $100,000 will be used for other marketing expenses. As a result, we will be expending these amounts and not purchasing inventory which can be resold

         Pacific Land and Coffee has no long term or firm contracts with customers.

         We have only one customer, to whom we ship as purchase orders are received. This customer is under no contractual obligation to purchase our products. We do not have a firm contract with this or any other customer. Because of our lack of history of operations and limited sales, lack of sales in a short period of time would cause us to suspend operations.


         If our one customer decided to no longer purchase from us, or significantly reduced the quantity or frequency of orders, we would have no sales. In that event, if we are unable to obtain one or more new customers, we will not have any sales. If we do not have any sales we cannot continue operations.

         We don't have a website and do not plan to significantly utilize the internet for marketing.

         We plan to establish a website summer 2004 for informational purposes. We do not plan to market to retail customers, and it is management's belief that wholesale purchasers of specialty coffee green beans and coffee products do not at this time rely on the internet to locate supply. Therefore, in the event management's assessment of the role of internet marketing of wholesale specialty coffee green beans and coffee products is incorrect, or in the future wholesale purchasers begin to utilize the internet to locate supply, we will lose potential sales.

         We presently lack full time management, which might result in a conflict of interest.

         Until such time as we obtain $300,000 in funding, management is not devoting full time to Pacific Land and Coffee's business. As a result, management is conducting only limited marketing of our products, and we only have one customer. For so long as management is not full time, we cannot anticipate any significant increases in sales. In addition, because management is not receiving any salary, they are devoting most of their time to other business activities. Consequently, management may have a conflict of interest between their duties to Pacific Land and Coffee and their other business activities.

Fluctuating Coffee Prices Can Cause Losses

      The supply and price of coffee beans are subject to volatility and are influenced by numerous factors which are beyond our control. We intend to use short-term coffee futures and options contracts primarily for the purpose of partially hedging and minimizing the effects of changing green coffee prices once we have sufficient sales to justify the transaction costs of futures trading. In the meantime we will be exposed to potential losses in the event of unforeseen price increases in green coffee prices. The use of these derivative financial instruments can enable us to attempt to mitigate the effect of changing prices although it generally remains exposed to loss when prices decline significantly in a short period of time and remain at higher levels, preventing us from obtaining inventory at favorable prices. We expect to be able to pass green coffee price increases through to customers, thereby maintaining our gross profits. However, we cannot predict whether we will be able to pass inventory price increases through to our customers.

                                               ADDITIONAL INFORMATION

         Pacific Land and Coffee has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Pacific Land and Coffee and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Pacific Land and Coffee will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein and any of our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. This request should be directed to Pacific Land and Coffee at 1650 Ala Moana, Suite 507, Honolulu, Hawaii 96815, telephone (808) 371-4266.

         Pacific Land and Coffee is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Pacific Land and Coffee intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Pacific Land and Coffee may determine.

                                                DETERMINATION OF OFFERING PRICE

         The offering price of $.01 per share was determined by negotiation between the principal selling stockholder, Jehu Hand, and Pacific Land and Coffee. The offering price is not based on any recognized criteria of value such as book value or actual or projected earnings per share.

                                                   DIVIDEND POLICY

         Pacific Land and Coffee has not paid any dividends on its common stock. Pacific Land and Coffee currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                            MARKET PRICE OF COMMON STOCK


         Our common stock has never been traded. As of June 30, 2004, there were approximately 120 record holders of common stock.


         There are no warrants or options outstanding and no registration rights have been granted. At the present time 10,000,000 shares are outstanding, including 3,000,000 which were outstanding prior to the acquisition of Pacific Land and Coffee (Hawaii), and which have been registered for resale via this prospectus. These 3,000,000 shares are eligible for resale under Rule 144(k).

                                                  PLAN OF OPERATION



          We did not receive revenues from operations until the quarter ended September 30, 2003. Our initial product offered is a special roasted blend to one customer in Japan, commencing in September, 2003. We also intend to engage in the brokerage of green coffee beans, but have not yet brokered any beans. We have no arrangements, contracts or understandings with any person with respect to green bean coffee bean brokerage. With respect to coffee brokerage orders, we do not take ownership of the green beans, but only receive a commission on the sale. This contrasts with the sales of roasted blend, in which we purchase the materials and resell to the purchaser.


            Management's experience in the coffee industry is that as typical for coffee brokerage and small specialty coffee sales, we do not have long term sales contracts. We do not have any written contracts for the sale of our product. We produce and ship as purchase orders are received. We must wait for future purchase orders to make sales in the future. Because coffee prices are variable and demand can also be variable, we believe that selling under long term contracts would not be practicable in our industry. Our purchase orders are payable net 30 days, but currently we are receiving payment immediately on shipment. The sales in the quarter ended September 30, 2003 were about $12,000, and $19,700 in the quarter ended December 31, 2003, or approximately $36,000 for the year ended March, 2004.

         In the quarter ended June 30, 2004, our sales were $8,877, with gross margin of $1,186, or about 13%. Our general and administrative expenses primarily consisted of legal and professional fees related to our year end audit.


         Our plan of operation for calendar 2004 will depend on whether we obtain outside funding. If we do not receive outside funding, our plan of operations will be simple. Based entirely on our communications with our one customer, management believes, and has no reason to doubt, that we will continue to achieve the current level of sales (about $4,000 per month) without any significant marketing expenditures. However, we cannot be certain of any future sales. Management is confident that Pacific Land and Coffee can continue to enjoy at least its limited level of sales, but this belief is solely based on management's communications with our one customer. Management will use its current business contacts to attempt to achieve additional sales. In particular, Mr. Coscina has 25 years experience in the coffee industry. We hope to obtain purchase orders with other purchasers in the fiscal year which ends March 31, 2005, based on Management's discussions with numerous potential purchasers. There are no contingencies or conditions to the above sales other than our performance under purchase orders. We will not require any outside funding to accomplish these sales, nor will we need to make any capital expenditures or hire employees and expect that we will slowly obtain additional specialty coffee orders and green bean brokerage transactions. Business expenses will be advanced by the officers, who will accrue salaries until the receipt of significant revenues. It's very difficult for management to project our sales for fiscal 2005. Management, based on the above mentioned discussions with potential customers, is hopeful that sales will gradually increase but cannot guarantee sales will remain at current levels, sales will not decrease, nor that any increase will occur. In the event we lose our current customer and do not obtain any other customer, we will cease business operations. We have not formulated any contingency plans to take effect in the event our business operations cease.

         We hope to be able to expand our operations if we can receive significant outside funding. We will not receive any proceeds from the sale of shares in this offering. We are seeking $300,000 in funding for 12 months of our business plan as follows:

                  Marketing                          $100,000
                  General and Administration$180,000
                  Research and Development  $ 20,000

         Upon receipt of the full amount of the funding Pacific Land and Coffee will commence marketing primarily of our specialty coffee and green bean brokerage services. We will develop proprietary coffee blends from research and development funds. We believe we can develop several blends and attractive packaging with such amount. Marketing expenses will be comprised of printing of marketing materials and media costs, and salaries for sales representatives or sales associates. General and administrative costs include salaries estimated at an aggregate of $10,000 per month for 12 months, lease expense, telephone and travel expense. In the event we obtain such funding we believe that lead time will be 2-3 months from funding until the commencement of increased sales. With full funding we will be able to hire sales assistants and to undertake marketing via tradeshows and advertisements in industry publications. If we receive less than the full $300,000 we need, we will not be able to complete this plan in full. If we receive $100,000 in funding, most of this amount will be used for salaries of sales associates or sales representatives. The receipt of $200,000 will enable us to advertise, to utilize trade shows and conventions, to market as well as direct mail, but we will not be able to pay management salaries.


         In our business of green bean brokerage, we will not ourselves purchase any green beans or hold inventory. As brokers, we will be engaged by either the supplier who has green beans that it wishes to sell or by a purchaser who wishes to purchase beans. Brokers often advise in matters peripheral to the actual sales transaction such as shipping arrangements. Broker revenues consist of the spread between the net proceeds to the supplier and the amount paid by the purchaser.


         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. Investors cannot expect that we will be able to raise any funds whatsoever. Even if we are able to find one or more sources of capital, its likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         Since we have not yet generated significant and consistent revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan. Management has refrained from discussions regarding specific equity or debt offerings commencing on the filing of the Registration Statement of which this prospectus is a part. However, prior to such filing management found significant interest from individual investors in making investments in Pacific Land and Coffee provided that a listing on a public market was obtained. No terms have been discussed, and we cannot predict the price or terms of any offering nor the amount of dilution existing shareholders may experience as a result of such offering. Purchasers in this offering by selling shareholders will be purchasing at a price of $.01 per share. We do not expect to sell shares in any proposed financing for less than $.01 per share.

Forward looking information

         Our future operating results are subject to many factors, including:

         o the impact of rapid and persistent fluctuations in the price of coffee beans;

         o     fluctuations in the supply of coffee beans;

         o general economic conditions and conditions which affect the market for coffee;

         o our success in implementing our business strategy or introducing new products;

         o     our ability to attract and retain customers;

         o the effects of competition from other coffee manufacturers and other beverage alternatives;

         o changes in tastes and preferences for, or the consumption of, coffee;

         o     our ability to obtain additional financing; and

         o     other risks which we identify in future filings with the SEC.

      In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "predict," "potential," "continue," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate" and similar expressions (or the negative of such expressions). Any or all of our forward looking statements in this annual report and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.


                                                      BUSINESS

Background

         On May 20, 2003, Pacific Land and Coffee Corporation, formerly known as Back Channel Investments, Inc., a publicly reporting Delaware corporation formed in April 1994 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired all of the common stock of Pacific Land and Coffee Corporation, a Hawaii corporation formed on February 14, 2003. There were two officers, directors and shareholders of the Hawaii corporation. The acquisition was effected as a tax free share exchange, with the two shareholders of Pacific Land and Coffee Corporation (Hawaii) receiving 7,000,000 new shares of common stock and the existing shareholders of the Delaware parent retaining all of their 3,000,000 shares (after giving effect to a 3-for-1 forward stock split) of common stock, which were originally issued in April 1994 for total consideration of $1,015 ($.0003 per share). The stockholders of Pacific Land and Coffee Corporation (Hawaii) believed that the acquisition would enable their company to benefit from being part of a reporting company, that the combined entity would likely be able to become publicly trading, and that it would be better able to attract debt or equity financing for its business. No promoter or any other person was paid or compensated in connection with the acquisition. Jehu Hand, the founder and former President of Back Channel is currently Pacific Land's counsel and a principal stockholder. There was no particular value assigned to the shares of either company since neither had any appreciable assets or history of operations. The Hawaii corporation is a wholly-owned subsidiary and all operations are conducted by the Hawaii subsidiary. The Delaware corporation subsequently changed its name from Back Channel Investments, Inc. to Pacific Land and Coffee Corporation. Unless we state otherwise, all references to Pacific Land and Coffee refer to the combined entity.

Our Intended Operations

         Pacific Land and Coffee Corporation's products can be divided into these categories:

              o     Branded Coffee;

              o     Private Label Coffee;

              o     Wholesale Green Coffee;

              o  Coffee  dyed  wearing  apparel;   Compact  commercial  espresso
              machines. Hot and cold coffee beverages, dried vanilla beans for coffee flavoring extracts, and other coffee products.

         We intend to conduct wholesale coffee operations in accordance with strict freshness and quality standards. Our primary business focus will be roasting, blending, packaging and distributing coffee for sale under private labels for companies throughout the world. We also intend to sell unprocessed green coffee to specialty gourmet roasters, and to distribute the espresso machines and other coffee related products to cafes and specialty retail stores.


         We have no website at present but we intend to develop one in the near future. We have not contracted with any party to develop a website, but have discussed web design with several independent consultants. We plan to select a designer and have a website in place after the conclusion of this offering.


Industry Overview

          Almost 52% of adult-aged Americans drink some type of coffee and on average they drink 3.2 cups per day, according to the National Coffee
Association's 2002 study. The United States coffee market consists of three distinct product categories:

         o     commercial ground roast, mass-merchandised coffee; and

         o specialty coffees, which include gourmet coffees (premium grade arabica coffees sold in whole bean and ground form) and premium coffees (upscale coffees mass-marketed by the leading coffee companies).

         o     instant or freeze dried coffee.

         Specialty coffee, or what is sometimes called gourmet coffee, is coffee roasted using mainly high quality Arabica beans. The Arabica bean is widely considered in the industry to be superior to its counterpart, the Robusta bean, which is used mainly in non-specialty coffee. High quality Arabica beans usually grow at high elevations, absorb little moisture and mature slowly. These factors result in beans with a mild aroma and a bright, pleasing flavor that is suitable for specialty coffee.

         Based on estimates supplied by the Specialty Coffee Association of America, sales of brewed, whole bean and ground specialty coffee totaled approximately $10.9 billion in 2002 as compared to $7.5 billion in 1999. Aiding this growth has been the increase in the number of specialty coffee retail outlets, which grew from 1,650 units in 1991 to over 15,500 in 2003, as reported by the Specialty Coffee Association of America.

         We believe that several factors have contributed to the increase in demand for gourmet and specialty coffee including:

         o greater consumer awareness of gourmet and specialty coffee as a result of its increasing availability;

         o increased quality differentiation over commercial grade coffees by consumers;

         o increasing demand for all premium food products, including gourmet and specialty coffee, where the differential in price from the commercial brands is small compared to the perceived improvement in product quality and taste;

         o the overall low price of Arabica coffee beans, which has allowed consumers to afford higher end specialty 100% Arabica coffees;
                   and

         o ease of preparation of gourmet and specialty coffees resulting from the increased use of automatic drip coffee makers and home espresso machines.

         Although the overall coffee industry is mature, the specialty green coffee market represents the fastest growing segment of the coffee industry, as the number of gourmet coffee houses have been increasing in all areas of the United States. According to the Specialty Coffee Association of America, the number of gourmet coffee houses has grown from 1,650 in 1991 to approximately 13,500 in 2001 and is projected to increase to 18,000 by 2015.

Products

         Our products can be divided into four categories:

         o     Branded Coffee;

         o     Private Label Coffee;

         o     Wholesale Green Coffee; and

         o Coffee machines, coffee apparel and other related beverages and products.

         Branded Coffee. We will roast, grind and blend coffee according to our own recipes and package the coffee at a roaster sub-leased from an affiliated party, Coscina Brothers in Honolulu, Hawaii. The sublease ends December 31, 2007 and provides for a payment of $.75 per pound, minimum $750 per month. We subleased the roaster on October 1, 2003. We have not yet developed our own recipes. We then will sell the packaged coffee under our proprietary brand labels to supermarkets, wholesalers and individually owned stores throughout the United States, shipping directly from our factory or bonded warehouses.

         Each of our name brands will be directed at a particular segment of the consumer coffee market. Our initial branded coffees will be Kona Wave Hawaii Coffee and Coffee Works.

         Private label coffee. From our leased roaster in Honolulu, Hawaii, we intend to roast, blend, package and distribute coffee under private labels for companies worldwide. Our private label coffee will be distributed in foil bags and brick packs in a variety of sizes. We intend to produce private label coffee for customers primarily hotels, restaurants, and retail stores who desire to sell coffee under their own name but do not want to engage in the manufacturing process. Sellers of private label coffee seek to achieve a similar quality at a lower cost to the national brands representing a better value for the consumer. We have received an order to produce private label roasted coffee to a Japanese customer, Jungle Coffee. We estimate the order value to be about $7,000 per month. The first orders were shipped in the quarter ended September 30, 2003 totaling about $12,000. We shipped $19,000 in orders in the quarter ended December 31, 2003 and $36,000 in the year ended March 31, 2004. For larger orders that require additional production capacity, we intend to arrange for subcontractors in strategic locations (but have not yet made any agreements) to produce product according to our specifications.



         Wholesale Green Coffee. The number of specialty coffee outlets, such as Starbucks, Deidrichs and Seattle's Best have been increasing in the United States. Although we do not plan to sell to these large chains, the growth in specialty coffee sales has created a marketplace for higher quality and differentiated products which can be priced at a premium. As a roaster/dealer of green coffee located in Hawaii, we believe we will be favorably positioned for our specialty coffee sales of Hawaiian green coffee.

         Green gourmet coffee beans are sold as markets for Hawaiian green coffee are growing rapidly, direct from warehouses to the small roasters and gourmet coffee shop operators which then roast the beans themselves.

Raw Materials

          Coffee is a commodity traded on the Commodities and Futures Exchange. Coffee prices are subject to fluctuation. Over the past five years, the average price per pound of coffee beans ranged from approximately $.42 to $3.18. The price for coffee beans on the New York Exchange as of March 20, 2003 was $.63 per pound.

         We intend to purchase our green coffee primarily from Hawaiian growers, but we may also purchase from dealers located within and without the United States for coffees from around the world.

         The supply and price of coffee beans are subject to volatility and are influenced by numerous factors which are beyond our control. Supply and price can be affected by many factors such as weather, politics and economics in the coffee exporting countries. Increases in the cost of coffee beans can, to a certain extent, be passed on to our customers in the form of higher prices for coffee beans and processed coffee. However, there can be no assurance that we will be successful in passing coffee price increases to customers without losses in sales volume or margin. Drastic or prolonged increases in coffee prices could also adversely impact our business as it could lead to a decline in overall consumption of coffee.

         Similarly, rapid decreases in the cost of coffee beans could force us to lower our sales prices before realizing cost reductions in our purchases. In addition, a worldwide supply shortage of gourmet coffee beans could have an adverse impact on us.

         Gourmet green coffee, unlike most coffee, does not trade directly to commodities markets. Instead, it tends to trade on a negotiated basis at a substantial premium over commodity coffee pricing, depending on the origin, supply and demand at the time of purchase.

         From time to time, we might engage in the purchase and sale of coffee futures and option contracts to guard against the effects of fluctuations in the price of green coffee beans and to supplement our supply of coffee, if necessary. Management has no experience in the coffee futures business. We intend to use the services of John King, of Harold King Company, a licensed commodities broker specializing in coffee futures, but we have not entered into a contract with that firm to act for us.

Trademarks

         We hold a license to the common law trademark Coscina Brothers Coffee. We believe that this brand is recognizable in the marketplace and that brand recognition will be important to the success of our branded coffee business.

Marketing

         We intend to market our private label and wholesale coffee through trade shows, industry publications, face to face contact and through the use of non-exclusive independent food and beverage sales brokers.

         For our private label and brand coffees, we will, from time to time in conjunction with retailers and with wholesalers, conduct in-store promotions, such as product demonstrations, coupons, price reductions and two-for-one.

         We believe that our unique and specialized product mix will enable us to profitably grow and endure potential commodity price volatility inherent in the coffee futures market. We seek to achieve conservative growth by enhancing and developing long-term relationships with our customers by expanding our product lines to satisfy changing consumer tastes and preferences. We hope to capitalize on our commitment to quality and service and our personal contact with our customers. We do not intend to compete on price alone nor do we intend to grow sales at the expense of profitability. We will continue to evaluate opportunities for growth consistent with our business strategy.

         Because we have only recently commenced operations and have limited sources of operating capital, we believe that unless we obtain substantial funding as set forth under "Plan of Operations" it will take a significant amount of time, at least several years, before we can meet our growth goals.


          In the event we lose our current customer and do not obtain any other customer, we will cease business operations. We have not formulated any contingency plans to take effect in the event our business operations cease.



Competition

         The coffee market is highly competitive. We will compete with other suppliers and distributors of green coffee beans and roasted coffees. Our products will compete directly against specialty coffees sold at retail through supermarkets and a growing number of specialty coffee stores. We believe, however, that we compete primarily across product lines and that competition in regions in which we do not currently have significant market presence does not differ significantly from competition in those markets in which we currently do business.

         Brand Competition. Our proprietary brand coffees will compete with many other branded coffees which are sold in supermarkets and specialty stores, primarily in the United States. The branded coffee is dominated by three large companies: Kraft General Foods, Inc., Proctor & Gamble Co. and Sara Lee, who also market gourmet coffee in addition to non-gourmet coffee. Our large competitors have greater access to capital than us and have a greater ability to conduct marketing and promotions.

         Private Label Competition. There are approximately four major producers of coffee for private label sale in the United States. Many other companies produce coffee for sale on a regional basis. The principal competitors are E. Govina & Sons, Kroger and the coffee division of Sara Lee. Both Kroger and Sara Lee are larger and have more financing and resources than we do and therefore are able to devote more resources to product development and marketing. However, because Kroger owns the stores in which it sells coffee and therefore competes directly with potential purchasers of its private label coffee, many customers will not purchase private label coffee from Kroger. Competition for the specialty types of coffees we will sell is at the same cost level as our larger competitors. Our ability to provide the special handling and meet the order size of customers that buy this product can be better served, in our opinion, by a company which in our opinion is more highly focused.

         We believe that we can compete by providing a high level of quality and customer service. This service includes ensuring that the coffee produced for each label maintains a consistent taste and delivering the coffee on time in the proper quantities. We also intend to provide our private label customers with information on the coffee market on a regular basis. Private label coffee also competes with all of the branded coffee on the market. Sara Lee also produces branded coffees which compete directly with their private label products.

         Wholesale Green Coffee Competition. There are many green coffee dealers throughout the United States. Many of these dealers have greater financial resources than us. However, we believe that our location in Hawaii will assist in locating good supply of Hawaiian beans. Because we are also a roaster and packaging facility as well as a seller of green coffee, we can provide our roasting facility as a value added service to our gourmet roaster customers. Because the gourmet green coffee beans are sold unroasted to small coffee shops and roasters that market their products to local gourmet customers, we do not believe that our gourmet green coffee customers compete with our private label or branded coffee lines of business. We believe it helps to have this type of business to increase the awareness level and maintain prices.

Government Regulation

         Our coffee roasting operations will be subject to various governmental laws, regulations, and licenses relating to customs, health and safety, building and land use, and environmental protection. Our roasting facility is subject to state and local air-quality and emissions regulation. If we encounter difficulties in obtaining any necessary licenses or complying with these laws and regulations, then our product offerings could be limited.

         We believe that we will be in compliance in all material respects with all such laws and regulations and that we have obtained all material licenses and permits that are required for the operation of our business. We are not aware of any environmental regulations that have or that we believe will have a material adverse effect on our operations.

Employees; Facilities

         We have no employees other than our officers. We are currently using a limited amount of office space of an officer and director. We think our existing office space will be adequate for the next year. We also lease a roasting facility from the officer and director as needed. Upon receipt of funding we plan to hire two persons in marketing and one in administration. All of our employees are full time.

Legal Proceedings

         Pacific Land and Coffee is not a party to any pending legal proceeding.

                                                     MANAGEMENT

Directors and Executive Officers

         The members of the Board of Directors of Pacific Land and Coffee serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Pacific Land and Coffee since its inception on February 14, 2003. They devote only part time to Pacific Land and Coffee, approximately five to ten hours per week.

         Dale G. Nielsen                    Chief Executive Officer and Director
         Alfred Coscina                     Chief Financial Officer, Secretary
                                             and Director


         Dale G. Nielsen, 55, has been president of General Pacific, Inc., for more than the past five years. General Pacific, Inc. consults on real estate, retailing and telecommunications.

     Alfred Coscina, 65, has been founder and president of Daga Restaurant Ware, Coscina Brothers Coffee Company and Kona Wave Coffee Company since 1978. Prior to 1973 he was owner of Boston Insulated Wire and Cable and Rockbestos Wire and Cable. He graduated with a degree in psychology from Alfred University and he attended graduate courses in psychology at the University of Buffalo and the University of New Mexico.

Executive Compensation

         The following table sets forth the cash and all other compensation of Pacific Land and Coffee's executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to Pacific Land and Coffee of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Pacific Land and Coffee's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

         Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Following funding we expect that the aggregate monthly compensation for management will be $10,000.

                                             Summary Compensation Table

                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION



    Name and                                             Other Annual   Awards             Payouts       All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                             RestrictedSecurities        LTIP
Compensation
                           StockUnderlyingPayouts ($)
                            Awards ($)Options SARs(#)

 Dale G. Nielsen           2004          $0          0             0              0        0           0          0
 CEO                       2003           0          0             0              0        0           0
                           2002           0          0             0              0        0           0          0

Al Coscina                 2004          $0          0             0              0        0           0          0
 CFO                       2003           0          0             0              0        0           0
                           2002           0          0             0              0        0           0          0



         Pacific Land and Coffee Corporation, by resolution of its Board of Directors and stockholders, adopted a 1994 Stock Option Plan (the "Plan") on April 20, 1994. The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, of which no shares are issued. The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval. However, no amendment may change the existing rights of any option holder.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

         Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later. Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

                                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Pacific Land and Coffee to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Pacific Land and Coffee's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Pacific Land and Coffee believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage              Percentage
    Name and Address                           Common Stock              Before Offering         After Offering


Dale G. Nielsen(1)                               4,662,000                    46.6%                   46.6%

Alfred Coscina(1)                                2,338,000                    23.4                    23.4%

Jehu Hand(2)                                     2,400,000                     24%                     --%
24351 Pasto Road, Suite B
Dana Point, California 92629
All officers and directors
  as a group (2 persons)                         7,000,000                     70%                     70%

    (1)  The address of this person is c/o the Company.
    (2) Includes 2,400,000 shares held by Ecco Petroleum Family Limited Partnership which Mr. Hand controls and of which the beneficial owner is a family irrevocable trust for the benefit of his children.

                                                SELLING STOCKHOLDERS

    The shares of common stock of Pacific Land and Coffee offered by the Selling Stockholders will be offered at $.01 per share for the duration of the offering. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between Pacific Land and Coffee and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
                                                                Owned                          Total Shares
       Name and Address                                   and Being Offered                   After Offering

Jehu Hand                                                              2,400,000                      __
24351 Pasto Road, #B
Dana Point, California 92629
(former president)

Kimberly Peterson                                                        281,550                      --
24 Calle De La Luna
San Clemente, California 92673

Societe Financiere du Seujet, S.A.(1)                                    150,000                      --
14 Quai du Seujet
Geneva, Switzerland CH-1201

Kristen Roberts                                                          150,000                      --
15871 Caltech Circle
Westminster, California 92683

Lewis V. Sykes                                                             1,875                      --
24351 Pasto Road, #B
Dana Point, CA 92629

Iwona Alami                                                                   75                      --
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             75                      --
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    75                      --
13213 Ballestros
Chino, CA  91710


                                                  15


Sayoko Tanaka                                                                 75                      --
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              75                      --
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             75                      --
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            75                      --
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                150                      --
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               75                      --
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                               1,875                      --
24351 Pasto Road, #B
Dana Point, CA 92629

Vernon R. Gilbert                                                             75                      --
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            375                      --
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                75                      --
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                             75                      --
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                               1,875                      --
6212 Pickett Avenue
Garden Grove, CA 92845

Jeffery A. Czerwinski                                                      1,020                      --
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                              1,875                      --
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                             1,875                      --
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  375                      --
(Lewis V. Sykes, Custodian)
24351 Pasto Road, #B
Dana Point, CA 92629

Craig Kennedy                                                                 75                      --
831 Via Casitas
Greenbrae, CA  94904

                                                  16

Marvin Anderson                                                               75                      --
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             75                      --
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           75                      --
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 75                      --
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                75                      --
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                 75                      --
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       75                      --
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 75                      --
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                75                      --
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               75                      --
24 Calle De La Luna
San Clemente, CA 92673

Mary K. Peterson                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Roberts                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Taylor Peterson                                                               75                      --
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Debi K. P. Brandt                                                             75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kevin Brandt                                                                  75                      --
24 Calle De La Luna
San Clemente, CA 92673

Terance Brandt                                                                75                      --
24 Calle De La Luna
San Clemente, CA 92673

                                                 17

Connor Brandt                                                                 75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kimber Brandt                                                                 75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kenna Brandt                                                                  75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kellyn Brandt                                                                 75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kira Brandt                                                                   75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Brian James Paterson                                                          75                      --
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               75                      --
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             75                      --
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                75                      --
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                              375                      --
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Richard K. Solosky                                                            75                      --
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       75                      --
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              75                      --
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                            75                      --
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              75                      --
15871 Caltech Cir.
Westminster, CA  92683

                                             18

Delone H. Peterson                                                            75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                               75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  150                      --
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Peterson                                                               75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

M.D. Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

J.H. Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Hadley                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Roy Harward                                                                   75                      --
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  75                      --
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            75                      --
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  75                      --
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            150                      --
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              75                      --
26002 McNatt Ct.
Lake Forest, CA  92630

                                                  19

Lunetta J. Peterson                                                          150                      --
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             75                      --
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             75                      --
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           75                      --
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                        75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                             75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           75                      --
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             75                      --
22001 Oak Grove
Mission Viejo, CA  92692

                                           20

Paul Thomas                                                                   75                      --
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             150                      --
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        75                      --
6447 Evening Star Circle
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      75                      --
6447 Evening Star Circle
Huntington Beach, CA 92648

R. Christopher Rhody                                                          75                      --
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               75                      --
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              150                      --
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                75                      --
26 Deerfield
Irvine, CA  92714

Joel E. Hand(3)                                                               75                      --
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand(3)                                                               75                      --
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand(3)                                                   75                      --
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand (3)                                                               75                      --
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                       3,000,000                              100%

* None
(1)  This corporation is controlled by Riccardo Mortara.
     (2) Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti.
     (3) Joel E. Hand is the brother of Jehu Hand, Kristen Hand is Joel Hand's ex-spouse, Z.C. Hand is the son of Joel
              Hand and Kellie Hand is the niece of Jehu and Joel Hand.

                                                PLAN OF DISTRIBUTION

         Pacific Land and Coffee has applied to have its shares of common stock registered on the OTC Bulletin Board. Pacific Land and Coffee anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. Selling stockholders sell at $.01 per share for the duration of the offering. Selling stockholders may also sell in private transactions. Pacific Land and Coffee cannot predict whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Pacific Land and Coffee does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

         Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

         Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Pacific Land and Coffee common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Pacific Land and Coffee common stock.

         A selling stockholder, Jehu Hand, is a principal of SoCal Securities, an NASD broker dealer. SoCal does not make markets in any securities and will not participate in this offering. SoCal Securities has not reviewed the contents of this prospectus.

         Pacific Land and Coffee will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. Pacific Land and Coffee will use its best efforts to update the registration statement and maintain its effectiveness for one year.

Blue Sky

         Pacific Land will not make any filings under "Blue Sky Laws" for registration of the securities offered except for a notice filing in New York to the extent that selling stockholders sell to New York purchasers. No filings have been made as of the date of this prospectus. As a result, sales will only be made to residents of such states which the selling stockholder can demonstrate to the satisfaction of Pacific Land that such registration is not necessary.

                                                CERTAIN TRANSACTIONS

         Back Channel Investments, Inc. was organized as a Delaware corporation on April 21, 1994 to seek out an advantageous acquisition.  On May 20,  2003,  Back Channel  Investments,  Inc.  acquired all of the capital  stock of Pacific Land and Coffee
Corporation, a Hawaii corporation, in exchange for 7,000,000 shares of newly issued common stock of Back Channel Investments,
Inc..  Prior to the  exchange  Back Channel  Investments,  Inc. had  3,000,000 shares outstanding (after giving effect to a three-for-one forward stock split). As a result, there are 10,000,000 shares outstanding. Back Channel Investments, Inc. has subsequently changed its name to Pacific Land & Coffee Corporation, the same name as its Hawaii subsidiary. References to Pacific Land and Coffee Corporation in this prospectus are to the combined entity unless otherwise noted. Prior to the exchange, Back Channel Investments, Inc. and Pacific Land and Coffee
  Corporation  had no affiliation or prior  relationship.
The terms of the share exchange were negotiated at arm's length.

         We sublease a roaster facility in Hawaii from a limited liability company owned by Al Coscina, an officer and director. Through March 31, 2004 no usage had occurred under this lease.

                                    CHANGES IN AND DISAGREEMENTS WITH AUDITORS

         David T. Thomson, PC. ("Thomson") resigned as independent auditor of the Registrant's Pacific Land and Coffee Corporation (Hawaii) subsidiary ("PLC Hawaii") on September 8, 2003. The report by Thomson on the financial statements of PLC Hawaii dated April 17, 2003, including a balance sheet as of March 31, 2003 and the statements of operations, cash flows and statement of stockholders' equity for the period inception (February 14, 2003) to March 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Thomson was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Thomson. A copy of Thomson's letter is filed as an exhibit to our Current Report on Form 8-K dated September 8, 2003.

         On October 15, 2003 the Registrant engaged Mantyla McReynolds, LLC as its new independent accountants. Prior to the engagement of Mantyla McReynolds, LLC the Registrant did not consult with Mantyla McReynolds, LLC on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements.

                                              DESCRIPTION OF SECURITIES

Common Stock


         Pacific Land and Coffee's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 10,000,000 shares were outstanding as of the date of this prospectus. Pacific Land and
Coffee does not intend to sell additional shares of common stock at this time. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Pacific Land and Coffee, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Pacific Land and Coffee's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.


         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         Pacific Land and Coffee's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Pacific Land and Coffee's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Pacific Land and Coffee considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Pacific Land and Coffee's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Pacific Land and Coffee's common stock or any other series of preferred stock which Pacific Land and Coffee may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Pacific Land and Coffee.

         Pacific Land and Coffee intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                        INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Shares offered hereby will be passed upon for Pacific Land and Coffee by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and Pacific Land and Coffee's former president, beneficially owns 2,400,000 shares of common stock.

                                                       EXPERTS

         The audited financial statements of Pacific Land and Coffee Corporation included in this Prospectus as of March 31, 2004 and 2003 have been audited by Mantyla McReynolds, LLC., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                   INDEMNIFICATION

         Pacific Land and Coffee has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Pacific Land and Coffee's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Pacific Land and Coffee or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Pacific Land and Coffee or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Pacific Land and Coffee or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or agent of Pacific Land and Coffee where indemnification will be required or permitted. Pacific Land and Coffee is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Pacific Land and Coffee pursuant to the foregoing provisions, or otherwise, Pacific Land and Coffee has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Pacific Land and Coffee of expenses incurred or paid by a director, officer or controlling person of Pacific Land and Coffee in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pacific Land and Coffee will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                        PACIFIC LAND AND COFFEE CORPORATION
                                           [A Development Stage Company]


                                                 TABLE OF CONTENTS






                                                                                                                             Page

Independent Auditors' Report                                                                                                 1

Balance Sheet -- March 31, 2004                                                                                              2

Statements of Operations for the periods ended March 31, 2004 and 2003 and for the                                           3
period from Inception [February 14, 2003] through March 31, 2004

Statement of Stockholders' Equity  for the period from Inception [February 14,
2003] through March 31, 2004                                                                                                 4

Statements of Cash Flows for periods ended March 31, 2004 and March 31, 2003
and for the period from Inception [February 14, 2003] through March 31, 2004                                                 5

Notes to Financial Statements                                                                                                6 - 9

Balance Sheet -- June 30, 2004                                                                                              10

Statements of Operations for the periods ended June 30, 2004 and 2003 and for the                                           11
period from Inception [February 14, 2003] through June 30, 2004 (unaudited)

Statements of Cash Flows for periods ended June 30, 2004 and June 30, 2003
and for the period from Inception [February 14, 2003] through June 30, 2004 (unaudited)                                     12

Notes to Interim Financial Statements                                                                                       13

                       Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Pacific Land and Coffee Corporation [a development stage company]:


We have audited the accompanying balance sheet of Pacific Land and Coffee Corporation [a development stage company] as of March 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the periods ended March 31, 2004 and 2003 and for the period from inception [February 14, 2003] through March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Land and Coffee Corporation [a development stage company] as of March 31, 2004, and the results of its operations and cash flows for the periods ended March 31, 2004 and 2003 and for the period from inception [February 14, 2003] to March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Pacific Land and Coffee Corporation will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has limited operating capital with revenue from operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


Mantyla McReynolds
Salt Lake City, Utah
June 18, 2004



                                          PACIFIC LAND AND COFFEE COMPANY
                                           [A Development Stage Company]
                                                   Balance Sheet
                                                  March 31, 2004





                                                      ASSETS


Current Assets:
    Cash in bank                                                                                $                  1,609
                                                                                                   ---------------------
      Total Current Assets                                                                                        1,609
                                                                                                   ---------------------
                             Total Assets                                                       $                  1,609
                                                                                                   =====================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
  Current Liabilities:
  Accounts payable                                                                              $                      0
                                                                                                   ---------------------
      Total Current Liabilities                                                                                       0
           Total Liabilities                                                                                           0


Stockholders' Equity:
  Preferred Stock - 1,000,000 shares  authorized having a par value of $.001 per share, 1,000,000 shares issued
and     no shares outstanding                                                                                         0
  Common Stock -- 20,000,000 shares authorized having a
   par value of $.001 per share; 10,000,000 shares issued
   and outstanding - Note 3                                                                                      10,000
  Additional Paid-in Capital                                                                                     (6,020)
                                                                                                                 =======
  Deficit accumulated during the development stage                                                               (2,371)
                                                                                                   ---------------------
                      Total Stockholders' Equity                                                                  1,609
                                                                                                   ---------------------
              Total Liabilities and Stockholders' Equity                                        $                 1,609
                                                                                                   =====================







                                  See accompanying notes to financial statements




                                                 PACIFIC LAND AND COFFEE CORPORATION
                                                   [A Development Stage Company]
                                                      Statements of Operations
                                           For the periods  ended March 31, 2004
                            and 2003 and for the periodfrom  Inception [February
                            14, 2003] through March 31, 2004




                                                                                        Twelve                Two       February 14,
                                                                                        Months              Months      2003 through
                                                                                       March 31,           March 31,       March 31,
                                                                                         2004                2003              2004
Revenues                                                                          $           35,924  $               0      35,924

Cost of Sales
  Cost of Goods Sold                                                                           31,465                 0      31,465
                                                                                  ------------------- ----------------- ----------
  Gross Profit                                                                                  4,459                 0       4,459

General & Administrative Expenses                                                               5,635              1,195      6,830
                                                                                  ------------------- ------------------------------

                      Operating Loss                                                           (1,176)            (1,195)     2,371)

                                                                                  ------------------- ------------------------------
               Net Loss Before Income Taxes                                                    (1,176)            (1,195)    (2,371)

Provision for Income Taxes                                                                          0                  0           0
                                                                                  ------------------- ------------------------------

Net Loss                                                                          $            (1,176) $          (1,195) $  (2,371)
                                                                                  =================== ==============================


Loss Per Share                                                                    $            (0.01) $            (0.01)     (0.01)
                                                                                  =================== =================== ==========

Weighted Average Shares Outstanding-Note 1                                          10,000,000          10,000,000        10,000,000
                                                                                  =================== =================== ==========



                                 See accompanying notes to financial statements



                                                PACIFIC LAND AND COFFEE CORPORATION
                                                   [A Development Stage Company]
                                                 Statement of Stockholders' Equity
                                         For the periods ended March 31, 2004 and 2003 and
                                      from Inception [February 14, 2003] through March 31, 2004




                                                                           Additional                                     Net
                                      Common              Common             Paid-in             Accumulated         Stockholders'
                                      Shares               Stock             Capital               Deficit              Equity
                                  --------------      --------------     ---------------      ----------------     ----------------
Balance, February 14, 2003                     0      $            0     $             0      $             0      $             0
Shares issued to initial
stockholders for cash at
inception at approximately $1.00
per share                                  1,000                   0               1,002                                      1,002
Contributed Capital-Corporate
organization and start-up costs,
at inception, services and costs
at estimated fair market value                                                     1,000                                      1,000
Net loss from February 14, 2003
(inception) to March 31, 2003
                                                                                                       (1,195)              (1,195)
                                  --------------      --------------     ---------------      ----------------     ----------------
Balance, March 31, 2003                    1,000      $            0     $        2,002                (1,195)                  807
Change in outstanding shares
from a recapitalization of the
Company.                               9,999,000      $       10,000     $      (10,000)                                          0
Cash contributed for working
capital                                                                            1,978                                      1,978
Net loss for year ended  March
31, 2004                                                                                               (1,176)              (1,176)
                                  --------------      --------------     ---------------      ----------------     ----------------

Balance, March 31, 2004               10,000,000      $       10,000     $       (6,020)      $        (2,371)     $         1,609
                                                                        -       -------

                                  ==============      ==============     ===============      ================     ================












                                See accompanying notes to financial statements




                                                 PACIFIC LAND AND COFFEE CORPORATION
                                                   [A Development Stage Company]
                                                      Statements of Cash Flows
                                         For the periods ended March 31, 2004 and 2003 and
                                      from Inception [February 14, 2003] through March 31, 2004




                                                                                         Twelve             Two           February
                                                                                          Months           Months          14, 2003
                                                                                           ended            ended           Through
                                                                                        March 31,        March 31,        March 31,
                                                                                          2004             2003             2003

Cash Flows from Operating Activities
Net Loss                                                                           $       (1,176)  $       (1,195)  $      (2,371)
Adjustments to reconcile net loss to net cash provided by
operating activities:
    Contributed Capital-noncash fair market value of
    start-up and organization services and costs                                               0            1,000            1,000
                                                                                  ---------------  ---------------  ---------------
             Net Cash Used for Operating Activities                                       (1,176)            (195)          (1,371)

Cash Flow from Financing Activities:
 Proceeds from the sale of stock/contributed cash                                          1,978            1,002            2,980
                                                                                  ---------------  ---------------  ---------------
             Net Cash provided by Financing activities                                     1,978            1,002            1,609

                      Net Increase in Cash                                                   802              807            1,609

Beginning Cash Balance                                                                       807                0                0
                                                                                  ---------------  ---------------  ---------------

Ending Cash Balance                                                               $        1,609   $          807   $        1,609
                                                                                  ===============  ===============  ===============

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest                                           $            0   $            0   $           0
  Cash paid during the year for income taxes                                       $            0   $            0   $           0

















                                 See accompanying notes to financial statements

                                             PACIFIC LAND AND COFFEE CORPORATION
                                                   [A Development Stage Company]
                                                   Notes to Financial Statements
                                                           March 31, 2004

Note 1               Organization and Summary of Significant Accounting Policies
                     -----------------------------------------------------------

                  (a) Organization

                  Pacific Land and Coffee Corporation (the Company) was organized under the laws of the State of Hawaii on February 14, 2003 and has elected a fiscal year end of March 31st. The Company was organized for the purpose of the research and development of tropical plantation plants, to own and sell real and personal property and to sell products. Currently selling coffee and/or coffee related products.

                  On May 20, 2003, the Company combined with Back Channel Investments, Inc., in a reverse merge pursuant to an Agreement and Plan of Reorganization. Back Channel acquired all the outstanding shares of common stock of the Company in exchange for 7,000,000 shares of Back Channel's common stock. The surviving entity is Pacific Land and Coffee Corporation. Upon completion of the agreement, the combined Company essentially re-capitalized to have 10,000,000 shares outstanding. No change in net book value or goodwill was recognized. The pre-merger financial statements of Pacific Land and Coffee are now the historical financial statements of the Combined Company.

                  The Company is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

                  (b) Income Taxes

                  The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

                  (c) Net Loss Per Common Share

                  Loss per common share is based on the weighted-average number of shares outstanding. There are no common stock equivalents outstanding, thus, basic and diluted loss per share calculations are the same.

                  (d) Cash and Cash Equivalents

                  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending March 31, 2004 the Company did not have non-cash investing or financing activities.

                                             Pacific Land and Coffee Corporation
                                                  [A Development Stage Company]
                                                  Notes to Financial Statements
                                                         March 31, 2004

Note 1    Organization and Summary of Significant Accounting Policies[continued]
                    -----------------------------------------------------------

                  (e) Use of Estimates in Preparation of Financial Statements

                  The preparation of financial  statements in conformity with U.
                  S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  (f) Revenue Recognition

         The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 104,
         "Revenue Recognition in Financial Statements." SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.

         To date, the Company has recognized revenue primarily from sales to one customer. Revenue on coffee and accessory sales is recognized as products are delivered to the customer or retailer. That is, the arrangements of the sale are documented, the product is delivered to the customer or the retailer, the pricing becomes final, and collectibility is reasonably assured. The Company may also recognize revenue from brokered coffee sales. This revenue is recognized when the transaction is complete and based on the contract. Brokered coffee sales shall be recorded as the net commission recognizable to the Company. To date, no brokered revenue has been recognized.

         The Company records accounts receivable for sales which have been delivered but for which money has not been collected. The balance uncollected as of March 31, 2004 was $0. For customer purchases paid in advance, the Company records a liability until products are shipped. There was no outstanding unearned revenue from product sales as of March 31, 2004.



                  (g) Inventory

                  Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out method. The Company has no inventory as of March 31, 2004. To date, inventory has been shipped from the supplier directly to the customer.


Note 2                     Going Concern

                  The Company has limited operating capital with limited revenue from operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                                           PACIFIC LAND AND COFFEE CORPORATION
                                                  [A Development Stage Company]
                                       Notes to Financial Statements [continued]
                                                         March 31, 2004

Note 3                     Common Stock

                  The Company at inception issued 1,000 shares of common stock to two initial stockholders at approximately $1.00 per share for a total amount of $1,002.

                  On May 20, 2003, the Company combined with Back Channel Investments, Inc., in a reverse merge pursuant to an Agreement and Plan of Reorganization. Bank Channel acquired all of the outstanding shares of common stock of the Company in exchange for 7,000,000 shares of Back Channel's common stock. Prior to the combination, Back Channel had 1,000,000 shares of common stock outstanding which were forward split on the basis of three for one. The surviving entity is Pacific Land and Coffee Corporation. Upon completion of the agreement, the combined Company essentially re-capitalized to have 10,000,000 shares outstanding.

                  The company is in the process of filing a registration statement with the Securities and Exchange Commission on Form SB-2. The offering includes 3,000,000 shares of common stock of Pacific Land & Coffee Corporation, which are offered by the selling stockholders. The expenses of the offering shall be paid by Pacific Land and Coffee. Pacific Land and Coffee will not receive any proceeds from the sale of the selling stockholders. Certain of the selling stockholders which were promoters or affiliates of Pacific Land and Coffee are deemed underwriters.


Note 4                     Income Taxes

                  Below is a summary of deferred tax asset calculations on net operating loss carry forward amounts. Loss carry forward amounts expire in 2024. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset, thus, an offsetting allowance has been established for the deferred asset.

                                             NOL
Description                                Balance              Tax                 Rate
----------------------------------      -------------     ---------------    ------------------
   Federal Income Tax                          $2,371                $356           15%
   Valuation allowance                                              (356)
                                                          ---------------
Deferred tax asset 3/31/04                                             $0
                                                          ===============

                The allowance has increased $177 from $179 as of March 31, 2003

                                             PACIFIC LAND AND COFFEE CORPORATION
                                                  [A Development Stage Company]
                                       Notes to Financial Statements [continued]
                                                         March 31, 2004


Note 5                     Related Party Transactions

                  An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value. As of March 31, 2004 no compensation has been paid or accrued to any officers or directors of the Corporation.

                  An officer and director of the Company prepared initial corporate documents and forms related to the incorporation of the Company at no cost to the Company. The fair market value of the start-up and organizational services and costs were estimated to be $1,000. During the fiscal year, two officers and shareholders of the Company contributed a $1,978 for expenses of the Company These contributions have been treated as paid-in capital in these financial statements.

                  On March 3, 2003 the Company entered into a license agreement with a company, whose President is also a director of the Company, to exclusively use, sell and distribute, all of their Hawaiian specialty coffee products. The Company agrees to pay a royalty of ten percent of net sales price for each licensed product sold.


                                       PACIFIC LAND AND COFFEE CORPORATION.
                                           (A Development Stage Company)

                                                  BALANCE SHEETS
                                                    (Unaudited)


                                                      ASSETS

                                                                               June 30,
                                                                                2004

Cash in bank                                                            $     406
                                                                        ----------------

    Total Current Assets                                                             406

    TOTAL ASSETS                                                           $         406
                                                                            ============


                                       LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES                                                        $          --
                                                                           --------------

    TOTAL LIABILITIES                                                      $           --

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding

Common Stock, $.001 par value; 20,000,000 shares
 Authorized, 10,000,000
 shares issued and outstanding                                                   10,000


Additional paid in capital                                                       (6,020)


Accumulated deficit during the development stage                                 (3,574)
                                                                           -------------


    TOTAL STOCKHOLDERS' EQUITY                                                       406
                                                                           -------------


TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                 $         406
                                                                           =============










                     The  accompanying   notes  are  an  integral  part  of  the
financial statements.


                                        PACIFIC LAND AND COFFEE CORPORATION
                                           (A Development Stage Company)

                                             STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                                                                CUMULATIVE
                                                                                              FROM INCEPTION
                                              FOR THE THREE            FOR THE THREE        (FEBRUARY 14, 2003
                                              MONTHS ENDED             MONTHS ENDED                 TO
                                              JUNE 30, 2004            JUNE 30, 2003           JUNE 30, 2004

REVENUES                                  $             8,877     $                 --       $            44,801
                                                                  --------------------       -------------------
COST OF GOODS SOLD                                      7,691                                             39,156
                                          -------------------     --------------------       -------------------

GROSS PROFIT                                            1,186                                              5,645
OPERATING EXPENSES
  General and Administrative                            2,389                    1,986                     9,219
                                                                  --------------------       -------------------

TOTAL OPERATING EXPENSES                                2,389                    1,986                     9,219

NET (LOSS) BEFORE INCOME TAXES                        (1,203)                  (1,986)                   (3,574)

PROVISION FOR INCOME TAXES                                 --                       --                        --

NET (LOSS)                                                        (1,203)                    (1,986)               (3,574)

NET (LOSS) PER SHARE                                      Nil                      Nil                       Nil

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                                         10,000,000              8,648,352             8,102,941
                                                                  =============       ================          ============



















                                 See accompanying Notes to Financial Statements.
                                                            11



                                        PACIFIC LAND AND COFFEE CORPORATION
                                           (A Development Stage Company)

                                             STATEMENTS OF CASH FLOWS
                                                    (Unaudited)


                                                                                                CUMULATIVE
                                                                                              FROM INCEPTION
                                              FOR THE THREE            FOR THE THREE        (FEBRUARY 14, 2003
                                              MONTHS ENDED             MONTHS ENDED                 TO
                                              JUNE 30, 2004            JUNE 30, 2003           JUNE 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

 Net Loss                                   $         (1,203)     $            (1,986)       $           (3,574)

 Contributed Capital - non-cash fair market
 Value of start-up and organizational
 Services and costs                                                                 --                     1,000

Net cash flows from operating
    activities                              $         (1,203)                  (1,986)                   (2,574)
                                                                  --------------------       -------------------

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from sale of common stock/
   contributed cash                                                              1,200                     2,980

 Net cash flows from financing
    activities                              ___________                             --                        --
                                                                  --------------------       -------------------

NET INCREASE (DECREASE) IN CASH             $         (1,203)                    (786)                       406

CASH BALANCE AT BEGINNING OF PERIOD         $           1,609                      807                         0
                                            -----------------     --------------------       -------------------

CASH BALANCE AT END OF PERIOD               $             406                       21                       406
                                            =================     ====================       ===================

Supplemental Disclosure of Cash Flow Information:
Cash paid during the three months for interest                    $                  0       $               0
Cash paid during the three months for income taxes                $                  0       $               0








                                 See accompanying Notes to Financial Statements.

                       PACIFIC LAND AND COFFEE CORPORATION
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  June 30, 2004


1.       Comments

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

     The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the three months ended June 30, 2004 and 2003 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the company's March 31, 2004 audited financial statements. The results of operations for the three months ended June 30, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year.


NOTE 2 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Pacific Land and Coffee. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                   TABLE OF CONTENTS        Page
Prospectus Summary.................................2
Risk Factors.......................................3
Additional Information.............................4
Dividend Policy....................................5
Market Price of Common Stock.......................5
Plan of Operation..................................6
Business...........................................7
Management........................................12
Principal Shareholders............................14
Selling Stockholders..............................15
Plan of Distribution..............................22
Certain Transactions..............................22
Changes in and Disagreements with Auditor.........22
Description of Securities.........................23
Interest of Named Experts and Counsel.............24
Experts...........................................24
Indemnification...................................24
Financial Statements.............................F-1






          PACIFIC LAND AND COFFEE CORPORATION





                   3,000,000 SHARES






                      PROSPECTUS





                   November   __, 2004

                                         PACIFIC LAND AND COFFEE CORPORATION
                                                       PART II


Item 24.    Indemnification of Directors and Officers.

            Pacific Land and Coffee has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Pacific Land and Coffee's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Pacific Land and Coffee or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Pacific Land and Coffee or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Pacific Land and Coffee or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Pacific Land and Coffee where indemnification will be required or permitted. Pacific Land and Coffee is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution. (all to be paid by Pacific Land and Coffee)

               Filing fee under the Securities Act of 1933             $            2.43
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $          502.43
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          255.14


        TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         The company issued 7,000,000 newly issued shares on April 25, 2003 in exchange for the shares of Pacific Land and Coffee, a Hawaii corporation, to Al Coscina and Dale G. Nielsen, comprising all of the shareholders of Pacific Land and Coffee. The business reason for the issuance was to acquire all of the shares of Pacific Land and Coffee (Hawaii). No underwriter was involved. The transaction is exempt under Section 4(2) of the Securities Act of 1933 as one not involving any public offering. No public solicitation was made. The value of the shares issued was set at the par value at $.001. Both of the purchasers were directors and officers of Pacific Land and Coffee (Hawaii) and believe themselves to be experienced in business and financial transactions. Mr. Nielson is a professional business consultant. Mr. Coscina has owned and operated businesses since 1973.

Item 27. Exhibits and Financial Schedules

         21. Agreement and Plan of Reorganization between Back Channel Investments, Inc. and Pacific Land and Coffee
Corporation (2)

3.       Certificate of Incorporation and Bylaws

         3.1.     Articles of Incorporation(1)
         3.2      Articles of Amendment(2)
         3.3      Bylaws(1)

5.      Opinion of Hand & Hand as to legality of securities being registered.(2)

10.      Material Contracts

         10.1 Stock Option Plan.(1)
         10.2 Sublease of Roaster Facilities(4)

16.1     Letter regarding change in certifying accountant(3)

21.      Subsidiaries of the small business issuer-None.

23.      Consents of Experts and Counsel

         23.1     Consent of Mantyla McReynolds, LLC.(5)
         23.2     Consent of Hand & Hand included in Exhibit 5 hereto

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
         (b) Financial Statement Schedules

         All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

         (1) Incorporated by reference to such exhibit as filed with Pacific Land and Coffee's registration statement on Form 10-SB, file number 0-30395, filed on May 10, 2003.
         (2)      Filed an original Registration Statement on Form SB-2, file
                    no. 333-105564.
         (3)      Incorporated by reference to the Current Report on Form 8-K dated September 8, 2003.
         (4)      Filed with Amendment No. 1
         (5)      Filed herewith.

Item 28.    Undertakings.

            (a)  The undersigned small business issuer hereby undertakes:

                 (1)  To file,  during  any  period  in which it offers or sells
                      securities,    a   post-effective    amendment   to   this
                      registration statement to:

            (I)  Include any prospectus required by Section 10(a)(3) of the
                    Securities Act;

                      (ii) Reflect in the  prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                      (iii)     Include any material or changed information the
                          plan of distribution.

                 (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                 (3)  File  a  post   effective   amendment   to   remove   from
                      registration any of the securities that remain unsold at the end of the offering.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f)  The undersigned small business issuer hereby undertakes that it will:

                 (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                 (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                     SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Honolulu, State of Hawaii on November 3, 2004.


                                                     PACIFIC LAND AND
                                                         COFFEE CORPORATION



                                                      By:  /s/ Dale G. Nielsen
                                                           Dale G. Nielsen
                                                         Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2004.



By:     /s/ Dale G. Nielsen                 Chief Executive Officer and Director
        Dale G. Nielsen                           (principal executive officer)


By:     /s/ Al Coscina                      Chief Financial Officer and Director
        Al Coscina                           (principal financial and accounting
                                                      officer)